Exhibit B-188

                                    ARTICLES

                                       OF

                                  INCORPORATION

      In compliance with the requirements of the Business Corporation Law, approved the fifth day of May A.D. 1933, P. L. 364, as amended, the undersigned, all of whom are of full age and at least two-thirds of whom are citizens of the United States or its territories or possessions, desiring that they may be incorporated as a business corporation, do hereby certify:

      1.    The name of the corporation is Power Piping Company.

      2. The location and post office address of its initial registered office in this Commonwealth is 829 Beaver Avenue, Pittsburgh, Pennsylvania 15233, the county of Allegheny.

      3. The purpose or purposes of the corporation are to develop, produce, manufacture, assemble, erect, construct, acquire, buy, sell, lease, handle, trade in, store, deal with and otherwise dispose of or turn to account power and industrial piping, hangers and supports therefor, machinery, tools, devices, equipment, articles made in whole or in part of metal, wood, plastics or any other material and parts and components of any of the foregoing.

      4.    The term of its existence is perpetual.

      5. The aggregate number of shares which the corporation shall have authority to issue is 10,000 shares of Common Stock of the par value of $10 per share.

      6. The names and addresses of each of the first directors, who shall serve until the first annual meeting are:

            Thomas Phillips Johnson       1130 Oliver Building
                                          Pittsburgh, PA, 15222

            R. L. Becker, Jr.             1130 Oliver Building
                                          Pittsburgh, PA 15222

            Samuel K. McCune              1130 Oliver Building
                                          Pittsburgh, PA 15222

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      7.    The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

                                                         NUMBER AND CLASS
            NAME                       ADDRESS               OF SHARES
            ----                       -------           ----------------

Thomas Phillips Johnson         1130 Oliver Building        10 - common
                                Pittsburgh, PA 15222

R. L. Becker, Jr.               1130 Oliver Building        10 - common
                                Pittsburgh, PA 15222

Samuel K. McCune                1130 Oliver Building        10 - common
                                Pittsburgh, PA 15222

      IN TESTIMONY WHEREOF, the incorporators have signed and scaled these Articles of Incorporation this 30th day of October 1963.


                                    _________________________
                                    Thomas Phillips Johnson


                                    _________________________
                                    R. L. Becker, Jr.


                                    _________________________
                                    Samuel K. McCune

Approved and filed in the Department of State on the 31st day of October A.D. 1963.

                                    -------------------------
                                    George S. Bloom
                                    Secretary of the Commonwealth


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                                    EXHIBIT A


Amendment to Article 3 of the Articles of Incorporation of Power Piping
Company

FROM: "Article 3. The purpose or purposes of the corporation are to develop, produce, manufacture, assemble, erect, construct, acquire, buy, sell lease, trade in, store, deal with or otherwise dispose of or turn to account power and industrial piping, hangers and supports therefor, machinery, tools, devices, equipment, articles, mad in whole or in part of metal, wood, plastics or other material and parts and components of any of the foregoing."

TO:     Article 3.  The purpose or purposes of the corporation are to engage in all lawful business for which corporations may be incorporated under the laws of Pennsylvania."